UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Harris Stratex Networks, Inc. (the “Company”), has appointed Harald J. Braun, 52, as President and Chief Executive Officer of the Company, effective April 8, 2008. The Class B Directors of the Company, joined by all Class A Directors, have also appointed Mr. Braun as a Class B Director. In connection with the appointment of his successor, Guy M. Campbell, who previously had announced his retirement at the end of the current fiscal year, submitted his resignation as President and Chief Executive Officer and a Class B Director, effective April 8, 2008. Mr. Campbell has agreed to remain as a senior advisor and employee of the Company until June 27, 2008. The description of separation benefits payable by the Company to Mr. Campbell is contained below.
     Prior to joining the Company, Mr. Braun served as the Head of Convergence Operators, North America, of Nokia Siemens Networks from 2007 to present. Prior to that, Mr. Braun served as President and Chief Executive Officer of Siemens Networks, LLC from 2006 to 2007, President, Networks Division, Siemens Communications, Inc. from 2005 to 2006 and President, Siemens Carrier Networks (a division of Siemens Communications, Inc.) from 2002 to 2006.
     Mr. Braun’s Employment Agreement
     In connection with the hiring of Mr. Braun, the Company and Mr. Braun entered into an Employment Agreement (the “Employment Agreement”), effective as of April 8, 2008. The Employment Agreement has an initial term of five years. The Company may terminate the Employment Agreement without cause at any time and Mr. Braun may terminate the Employment Agreement with at least 10 days’ notice to the Company.
     The Employment Agreement currently provides for an annual base salary of $695,000, subject to annual adjustment by the Board of Directors. Starting with the Company’s 2009 fiscal year, Mr. Braun will be eligible to participate in the Company’s Annual Incentive Plan, with a target annual bonus of 100% of base salary, based on performance targets mutually agreed upon by Mr. Braun and the Board of Directors. Mr. Braun will also be entitled to participate, on a prorated basis, in the Company’s 2008 fiscal year Annual Incentive Plan on the same basis. Starting with the Company’s 2009 fiscal year, Mr. Braun will also be eligible to participate in the Company’s Long-Term Incentive Program, as defined by the Board of Directors. The GAAP value of Mr. Braun’s award under the Long-Term Incentive Plan will be $1,400,000. The expected structure of the award is as follows: (a) 50% of such value will be represented by stock options with a three-year vesting period (with one-year cliff partial vesting and monthly vesting thereafter) and (b) 50% of such value will be represented by performance shares subject to minimum financial performance goal achievement for the three-year period ending with the Company’s 2011 fiscal year and the continued employment of Mr. Braun at the end of such three-year period. The final structure of Mr. Braun’s Long-Term Incentive Program award is subject to determination by the Board of Directors.
     Under the Employment Agreement, Mr. Braun is also entitled to receive the following one-time benefits: (a) a cash payment of $50,000 payable thirty (30) days after Mr. Braun’s start date (which amount must be repaid to the Company in the event that Mr. Braun resigns (other than for “good reason,” as defined in the Employment Agreement) prior to six (6) months after Mr. Braun’s start date), and (b) an award of restricted common stock of the Company with a GAAP value, as determined by the Board of Directors, of $100,000, subject to cliff vesting on the first (1st) anniversary of Mr. Braun’s start date, to be awarded within thirty days (30) of such start date. Furthermore, the Company will reimburse Mr. Braun for the reasonable costs of moving to a new residence in the Research Triangle Park area and for the reasonable closing costs incurred in connection with the sale of Mr. Braun’s current residence and purchasing a new residence in the Research Triangle Park area.
     In the event that Mr. Braun resigns from the Company without good reason, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. For purposes of the Employment Agreement, in the event that Mr. Braun resigns from the Company without good reason, no part of the Annual Incentive Plan for the year in which such resignation occurs, no part of the performance shares of the multi-year period in which such resignation occurs and no part of unvested options or restricted shares will be deemed earned.
     If Mr. Braun’s employment by the Company is terminated by the Company for “cause,” as defined in the Employment Agreement, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination.
     If Mr. Braun’s employment by the Company is terminated by the Company without cause or by reason of death or incapacity and Mr. Braun signs a general release in favor of the Company, Mr. Braun will be entitled to the following severance benefits: (a) all

1

compensation and benefits that is earned but unpaid through the date of termination, (b) monthly severance payments at Mr. Braun’s final base salary rate for a period of twenty-four (24) months following such termination, (c) an additional severance payment of $450,000 if such termination occurs within three (3) years after Mr. Braun’s start date, (d) payment of premiums necessary to continue group health insurance under COBRA (or other comparable health insurance coverage), (e) the prorated portion of any Annual Incentive Plan bonus that Mr. Braun would have earned, if any, during the Annual Incentive Plan period in which Mr. Braun’s employment terminates, (f) with respect to stock options, the vesting of any options which would otherwise would have become exercisable within the 365 days following the termination date (and, if the termination occurs prior to the second (2nd) anniversary of the start date, any additional vesting that would have occurred through such second (2nd) anniversary), will be accelerated, but no other vesting will occur; however, Mr. Braun will be entitled to purchase any vested shares of stock that are subject to options (after giving effect to such acceleration) until the earlier of (x) twenty-four (24) months following the termination date or (y) the date on which the applicable options expire, (g) with respect to the restricted shares issued at commencement of employment as described above, the vesting thereof will be accelerated in full and (h) with respect to performance shares, if and to the extent the minimum performance criteria for any performance measurement period in which such termination occurs are satisfied, a pro rata portion of the performance shares for such period will vest upon the Board of Directors’ determination that the relevant performance criteria have been satisfied.
     In the event that Mr. Braun resigns from his employment with the Company for good reason and signs a release in favor of the Company, he will be entitled to the same severance benefits and payments payable by the Company in the event of a termination by the Company without cause, as described above.
     If, within six (6) months before or eighteen (18) months following any “change of control,” as defined in the Employment Agreement, Mr. Braun is terminated by the Company without cause or if Mr. Braun resigns from his employment with the Company for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments payable by the Company in the event of a termination by the Company without cause as described above; provided, however, that the twenty-four (24) month time periods with respect to the post-termination severance payments of Mr. Braun’s final base salary rate, payment of group health insurance premiums and stock option exercise periods will each be increased by an additional twelve (12) months. The Company will also accelerate the vesting of all unvested stock options granted to Mr. Braun such that all stock options will be fully vested as of the date of such termination or resignation.
     Mr. Braun is subject to non-compete provisions during the term of the Employment Agreement and the period during which severance payments are made to Mr. Braun pursuant to the Employment Agreement. Furthermore, Mr. Braun is subject to non-solicitation covenants during the term of his employment with the Company and for eighteen (18) months thereafter.
     Mr. Campbell’s Separation Agreement
     Under the terms of a separation agreement and release dated April 8, 2008, the Company has agreed to pay Mr. Campbell the following separation benefits following his last day of employment on June 27, 2008. Payments will be made to Mr. Campbell at his annual salary rate of $500,000 for a period of thirty (30) months. The Company will also make payments for health insurance premiums for Mr. Campbell and his spouse until (x) the date on which Mr. Campbell reaches the age of 65 or (y) the date on which Mr. Campbell is eligible to participate in another employer’s group health insurance plan, whichever comes first. Mr. Campbell will be entitled to receive his incentive bonus, if any, earned for the Company’s 2008 fiscal year, subject to the achievement of performance goals set by the Company’s Board of Directors. Mr. Campbell will have 23,950 vested stock options to purchase Company stock as of his last day of employment (assuming he does not exercise any options prior to then) and all other options will be forfeited. Mr. Campbell will be entitled to exercise his vested options until the earlier of (x) thirty (30) months following his last day employment and (y) the date on which the applicable options expire. Mr. Campbell’s 23,100 performance shares under the Company’s Long-Term Incentive Program will vest based on the achievement of performance goals for the period covering the Company’s fiscal years 2007 through 2008. The Company’s Board of Directors will determine the extent to which such performance goals have been achieved, and will adjust the number of performance shares vested accordingly.
     Mr. Campbell remains subject to confidentiality, post-termination and non-competition obligations and the payment of the separation benefits by the Company to Mr. Campbell is conditioned upon his compliance with such obligations.
     Mr. Campbell will continue to hold options and performance shares for common stock of Harris Corporation (“Harris”), the Company’s majority shareholder, which were awarded by Harris in connection with Mr. Campbell’s prior employment. Of the options awarded, 62,775 options will be vested as of the termination of Mr. Campbell’s employment with the Company and all other options will be forfeited. Mr. Campbell will be entitled to exercise the vested options until September 27, 2008. Based on the extent to which Harris performance goals have been achieved, a portion of Mr. Campbell’s performance shares will vest and additional performance shares may also be granted. At the time of the termination of his employment with the Company, Mr. Campbell will hold 5,700 performance shares which are tied to Harris’ performance in fiscal years 2006 through 2008 and 3,533 performance shares which are to Harris’ performance in fiscal years 2007 through 2009. All other Harris performance shares held by Mr. Campbell will be forfeited.
     A copy of the related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
   (c) Exhibits.
   The following exhibit is furnished herewith:
     99.1     Press Release, issued by Harris Stratex Networks, Inc. on April 8, 2008

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Juan Otero
	Name:	Juan Otero
	Title:	General Counsel and Secretary

     Date: April 9, 2008

1

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description
99.1	Press Release, issued by Harris Stratex Networks, Inc. on April 8, 2008